Exhibit 10.42

SECOND AMENDMENT TO RECEIVABLES SALE AGREEMENT

THIS SECOND AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of November 17, 2004 (this “Amendment”), is by and between International Paper Company, a New York corporation (“International Paper”), and International Paper Financial Services, Inc., a Delaware corporation (“IPFS”) and pertains to the Receivables Sale Agreement dated as of December 26, 2001 between them (as heretofore and hereby amended, the “Receivables Sale Agreement”). Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Receivables Sale Agreement.

PRELIMINARY STATEMENTS

WHEREAS, International Paper wishes to make certain amendments to the Receivables Sale Agreement; and

WHEREAS, IPFS is willing to agree to such amendments.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) Section 4.1(h)(ii) to the Receivables Sale Agreement is hereby amended by replacing the word “Buyer” therein with the term “SPE”.

(b) Schedule B to the Receivables Sale Agreement is hereby amended and restated in its entirety to read as set forth on Annex I hereto.

(c) The definition of “Receivable” set forth in the Receivables Sale Agreement is hereby amended and restated in its entirety to read as follows:

“Receivable” means all indebtedness and other obligations owed to Originator (at the times it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which Originator or Buyer has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, to the extent arising in connection with the domestic sale of goods or the rendering of services by one of Originator’s businesses listed on Schedule B attached hereto (which Schedule B may be amended, modified or supplemented from time to time) and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, further, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless or whether the account debtor or Originator treats such indebtedness, rights or obligations as a separate payment obligation.

2. Representations and Warranties. Each party represents to the other party as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Receivables Sale Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

(b) This Amendment has been duly executed and delivered by such party, and the Receivables Sale Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(c) As of the date hereof, no event has occurred and is continuing that will constitute a Termination Event.

3. Condition Precedent. This Amendment shall become effective as of the date first above written upon the execution and delivery by each party to the other party of a counterpart hereof by both parties hereto.

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification of Receivables Sale Agreement. Except as expressly amended hereby, the Receivables Sale Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed. By their signatures on this Amendment, the parties hereby authorize Wachovia Bank, National Association, as Administrative Agent, to file an amendment to each existing UCC financing statement filed in connection with the Receivables Sale Agreement and which name International Paper as debtor to the extent necessary to conform the definition of “Receivable” in such existing financing statement to the amended definition herein.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

INTERNATIONAL PAPER COMPANY

By:	/s/ Christopher P. Liddell
Name:	Christopher P. Liddell
Title:	Senior V.P. & CFO

INTERNATIONAL PAPER FINANCIAL SERVICES, INC.

By:	/s/ David R. Whitehouse
Name:	David R. Whitehouse
Title:	Treasurer

ANNEX I

SCHEDULE B

Included are receivables created by domestic sales of the following businesses:

•	Uncoated Papers

•	Coated Papers

•	Industrial Packaging

•	Consumer Packaging

•	Wood Products

•	Industrial Papers

•	xpedx

•	Arizona Chemical

•	Market Pulp

•	Ace Packaging Systems

•	Shorewood Packaging

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